POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer of

                                AIG SERIES TRUST
                              ANCHOR SERIES TRUST
                            SUNAMERICA EQUITY FUNDS
                        SUNAMERICA FOCUSED SERIES, INC.
                            SUNAMERICA INCOME FUNDS
                      SUNAMERICA MONEY MARKET FUNDS, INC.
                   SUNAMERICA SENIOR FLOATING RATE FUND, INC.
                   SUNAMERICA FOCUSED ALPHA GROWTH FUND, INC.
                 SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.
                          (collectively, the "Funds")

does hereby severally constitute and appoint Peter A. Harbeck, J. Steven Neamtz, Gregory N. Bressler, Corey Issing and/or Donna M. Handel or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with filings with the Securities and Exchange Commission, including but not limited to registration statements on Form N-1A, N-2 and Form N-14, and any and all amendments thereto, and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

         WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE                            TITLE
---------                            -----

/s/ Vincent M. Marra                 President (Principal Executive Officer)
---------------------------
Vincent M. Marra

Date: December 29, 2004